EXHIBIT 23.2


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the issuance of BlackRock, Inc. class A common stock pursuant to The PNC Financial Services Group, Inc. Incentive Savings Plan, as amended, of our report dated January 31, 2000, with respect to the consolidated financial statements of BlackRock, Inc. in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.
c

                                               /s/ Ernst & Young LLP

New York, NY
November 20, 2000